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                                                                    Exhibit 4.10

                             AMENDMENT NO. 1 TO THE
                   TRUST AGREEMENT OF EVEREST RE CAPITAL TRUST

     This Amendment No. 1 to the Trust Agreement of Everest Re Capital Trust (the "Trust"), dated as of July 23, 2002 (this "Amendment"), is entered into among Everest Reinsurance Holdings, Inc., a Delaware corporation, as depositor (the "Depositor"), and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Property Trustee"), Chase Manhattan Bank USA, National Association, as trustee (the "Delaware Trustee"), and Stephen L. Limauro, as administrative trustee (the "Administrative Trustee").

     WHEREAS, certain of the parties hereto entered into a Trust Agreement of the Trust, dated as of September 17, 1999, (the "Original Trust Agreement"), and a Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware on September 17, 1999;

     WHEREAS, The Chase Manhattan Bank has changed its name to JPMorgan Chase Bank;

     WHEREAS, Chase Manhattan Bank USA, National Association is successor in interest to Chase Manhattan Bank Delaware; and

     WHEREAS, to reflect the foregoing, the parties hereto desire to amend the Original Trust Agreement.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, agree as follows:

                                    AMENDMENT

     The undersigned hereby confirm that the Property Trustee is JPMorgan Chase Bank and that the Delaware Trustee is Chase Manhattan Bank USA, National Association.

                                  MISCELLANEOUS

     1. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     2. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

     3. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

     4. Except as modified by this Amendment, the Original Trust Agreement will remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    EVEREST REINSURANCE HOLDINGS, INC.,
                                    as Depositor

                                    By: /s/ Stephen L. Limauro
                                        ----------------------------------------
                                        Name:  Stephen L. Limauro
                                        Title: Executive Vice President &
                                               Chief Financial Officer

                                    JPMORGAN CHASE BANK,
                                    as Property Trustee

                                    By: /s/ Timothy E. Burke
                                        ----------------------------------------
                                        Name:  Timothy E. Burke
                                        Title: Vice President

                                    CHASE MANHATTAN BANK USA, NATIONAL
                                    ASSOCIATION, as Delaware Trustee

                                    By: /s/ Michael B. McCarthy
                                        ----------------------------------------
                                        Name:  Michael B. McCarthy
                                        Title: Vice President

                                    STEPHEN L. LIMAURO,
                                    as Administrative Trustee

                                    /s/ Stephen L. Limauro
                                    --------------------------------------------

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